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                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                             GALAXY REGISTRATION, INC.

    Galaxy Registration Inc., a Maryland Corporation, having its principal office at 1888 North Market Street, Frederick, Frederick County, Maryland 21701 (hereinafter called the "Corporation") intends by these Articles to change, amend and restate its Articles of Incorporation in their entirety, and in furtherance thereof, the Corporation, after this Amendment and Restatement was duly advised and authorized by the unanimous vote of the Board of Directors and unanimously approved by the stockholders of the Corporation, does hereby certify to the Department of Assessments and Taxation, that the following Amendments are to be made to the Corporation's Articles of Incorporation:

                                  AMENDMENTS
                                  ----------

    FIRST: The Corporation's Articles of Incorporation, and all prior amendments thereto, are hereby amended by striking and revoking each and every provision thereof in their entirety and substituting the following Restatement as and for its Articles of Incorporation:

                      RESTATED ARTICLES OF INCORPORATION
                      ----------------------------------


    THIS IS TO CERTIFY THAT:

         FIRST: I, the undersigned, R. Vincent Welty, whose post office address is 30 West Patrick Street, 6th Floor, Frederick, Frederick County, Maryland 21701, being at least eighteen (18) years of age, do hereby form a Corporation under the Laws of the State of Maryland by the execution and filing of these Articles of Incorporation.

         SECOND: The name of the Corporation is "Galaxy Registration, Inc."

         THIRD: The post office address of the principal office of the Corporation in the State of Maryland is 1888 North Market Street, Frederick, Frederick County, Maryland 21701. The name and post office address of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         FOURTH: The nature of the business of the Corporation and the purposes for which it is formed are as follows:

         1. To engage in any service, information, communication, financial, technology, research, development, manufacturing, marketing, promotion, commercial, mercantile, trading or investment business or venture of any kind or character whatsoever permitted by law, and to do all things necessary or incidental to such business, and to invest in, whether through debt, equity or otherwise, assist, loan money to, render financial and managerial assistance to any type of business or venture or property interest or person permitted by law;

                                                I.D. NO# D1352889
                                                ACKN. NO. - 208C3070024
                                                GALAXY REGISTRATION, INC.


                                                NO. OF CERTIFIED COPIES - 1



                                STATE OF MARYLAND
                                -----------------

        I hereby certify that this is a true and complete copy of the 6
                                                                       ---
        page document on file in this office. DATED: May 23, 1994.
                                                     ------------
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

        BY: /s/
           ---------------------------------------------------
        This stamp replaces our previous certification system. Effective 10/84
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                                       2

        2. To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, common and preferred. The purchase of its own shares may be made out of unreserved and unrestricted earned and capital surpluses;

        3. To have one or more offices outside the State of Maryland and to the same extent as natural persons might or could do to purchase or otherwise acquire and to hold, own, maintain, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of, and deal in lands and leaseholds, and any interest, estate and rights in real property and in personal or mixed property, necessary, convenient or appropriate for any of the purposes and objects herein expressed, either within or without the State of Maryland;

        4. To do everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as a principal, broker, agent, partner, joint venturer, or independent contractor, either alone or in conjunction with any other legal entity or person, and to do every other act or thing incidental to, or growing out of or connected with the aforesaid objects, purposes or powers or any of them, including power to borrow money and mortgage the property of the Corporation as security for the payment of such sums as may be borrowed, either within or without the State of Maryland; and

        5. The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumerations of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation. The Corporation is hereby authorized to engage in any other lawful activity for which corporations may be organized under the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, and any successor and/or replacement to said laws.

        FIFTH: The authorized capital stock of the Corporation and the aggregate number of shares which the Corporation shall have authority to issue shall be 1,000,000 shares all of one class, that is voting common stock with a par value of $0.10 per share ("Common Stock"). The Common Stock shall have the preferences, dividends, voting powers, qualifications, limitations and relative rights described as follows:

        Except as otherwise expressly provided by law or in this paragraph
    FIFTH, voting rights upon any and all matters shall be vested in the holders of the Common Stock, each share of such Common Stock having one vote on all matters. Each fractional share, if any, of Common Stock shall be entitled to a corresponding fractional vote. The Board of Directors of the Corporation may declare and pay dividends, in their discretion, on the Common Stock of the Corporation out of funds legally available for the payment of
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    dividends. Upon any voluntary or involuntary liquidation of the Corporation, the holders of shares of the Common Stock shall be entitled to share in all remaining assets of the Corporation. The Common Stock of the Corporation shall not be redeemable without the consent of the holders of the shares to be redeemed.

        No holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, stock split or other distribution.

        SIXTH: The property and business of the Corporation shall be managed and controlled by the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed at five (5) members, subject, however, to increase or decrease from time to time in the manner provided in the Bylaws but in no case shall the number be less than three
    (3). Directors shall serve from the date of their election until the next Annual Meeting of Stockholders and until their successors have been chosen and qualified or the number of directors reduced. The names of the directors currently acting as the Board of Directors are: Robert E. Craine, Jr., John
    R. Laughlin, Howard G. Barnett, Jr., Edward J. Staley, and Wayne Atwood. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            (a) To make, alter, amend or repeal the Bylaws of the Corporation.

            (b) To issue and sell all or any part of the shares of stock of any class of the Corporation without further action by stockholders for such consideration (but not less than the stated value thereof), and to such persons on such terms and conditions as may, from time to time, be determined.

            (c) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

            (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

            (e) To borrower or raise money for any corporate purpose.

            (f) To appoint an executive committee composed of three (3) or more directors to have and exercise all of the authority of the board as permitted by law and the Bylaws.
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        A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the stockholders at an annual meeting or at a special meeting called for that purpose, unless the vacancy was created by the stockholders at the previous annual meeting, in which case such vacancy may be filled by the directors as in the case of any other vacancy. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        SEVENTH:  All stock of the Corporation shall be non-assessable.

        EIGHTH:  The period of duration of the Corporation shall be perpetual.

        NINTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers has a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

        TENTH: The Corporation shall, to the fullest extent permitted by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland or the indemnification provisions of any successor statute, indemnify every director and officer and such person's heirs, executors, administrators and personal representatives against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The foregoing right of indemnification shall not be exclusive of any
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    other rights of indemnity to which any such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of such director's fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director in any manner prohibited by
    Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland.

    SECOND: The provisions set forth in the Restated Articles of Incorporation of the Corporation constitute all of the provisions of the Corporation's Charter that are currently in effect.

    THIRD: The Restated Articles of Incorporation contained in these Articles of Amendment and Restatement were duly advised and authorized by the Corporation's Board of Directors by written informal action, unanimously taken by the Board pursuant to Section 2-408 of the Code on March 17, 1994; and such Restated Articles were also duly approved by the Corporation's stockholders by written informal action unanimously taken by all the Corporation's stockholders pursuant to Section 2-505 of the Code on March 17, 1994; and there is no stockholder with a right to dissent who was entitled to notice but not entitled to vote on the Restated Charter.

    IN WITNESS WHEREOF, Galaxy Registration Inc. has caused these presents to be signed in its name and on its behalf by its President, its corporate seal to be hereunder affixed and attested by its Secretary, on this 17 day of March, 1994, and its President acknowledges that these ARTICLES OF AMENDMENT AND RESTATEMENT are the act and deed of Galaxy Registration Inc., and under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                       GALAXY REGISTRATION INC.

James R. Rose                 BY:  /s/ John R. Laughlin
----------------------------     ---------------------------
James R. Rose                     John R. Laughlin
Assistant Secretary               President